UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Park Avenue

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 11, 2009, ExlService Holdings, Inc. (the “Company”) reported its results of operations for the three and twelve months ended December 31, 2008. A copy of the press release issued by the Company concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2009, the Company announced that the Company and Matthew Appel, the Company’s Chief Financial Officer, had entered into an amendment to his previously disclosed Separation Agreement, dated October 10, 2008, with the Company (the “Amendment”). Pursuant to the Amendment, Mr. Appel will resign from the Company effective May 15, 2009 instead of after our filing of our upcoming Annual Report on Form 10-K for fiscal year 2008.

The Amendment provides that Mr. Appel will assist the Company in filing its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2009 (the “2009 First Quarter 10-Q”) on or before May 11, 2009. If Mr. Appel satisfies certain personal performance goals during his remaining tenure with the Company in addition to assisting in a timely filing of the 2009 First Quarter 10-Q, Mr. Appel will be entitled to receive a bonus. The Company is engaged in a comprehensive search for Mr. Appel’s successor. Mr. Appel’s scheduled departure is expected to enable the Company to conduct an orderly transition of Mr. Appel’s duties to his successor.

The description of the terms of the Amendment is qualified by reference to the Amendment, a copy of which will be filed with the 2009 First Quarter 10-Q.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Exhibit
99.1	Press Release, dated March 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: March 11, 2009	By:	/s/ Amit Shashank
Name: Amit Shashank
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated March 11, 2009